Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors
Quality Resource Technologies, Inc.
Houston, Texas

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 20, 2010 (September 27, 2010 as to Note 1) relating to the financial statements of TRQ, Inc. (formerly Quality Resource Technologies, Inc.) as of June 30, 2010 and for the period from July 22, 2009 (inception) to June 30, 2010.

/s/ Grace Nkenke
Grace Nkenke, Certified Public Accountant
Queens Village, New York

October 5, 2010